SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2009

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 3, 2009, the Board of Directors of CIGNA Corporation, upon recommendation of the People Resources Committee (PRC), approved modifications to David Cordani’s compensation arrangement, made as a result of the previously announced appointment and promotion of Mr. Cordani to chief executive officer, which will be effective December 25, 2009.   Under the modified arrangement, Mr. Cordani will receive an annual base salary of $1.0 million (effective December 25, 2009), an annual management incentive plan target of $1.5 million and a long-term incentive plan target of $7.5 million.  The changes to the incentive targets are effective January 1, 2010.  Consistent with past practice as described in CIGNA's 2009 proxy statement, Mr. Cordani will also receive as part of his promotion to chief executive officer, transitional Strategic Performance Units (SPUs) under the CIGNA Long-Term Incentive Plan of:  (1) 6,467 units for the 2008-2010 performance period; and (2) 10,347 units for the 2009 – 2011 performance period.

On December 9, 2009, H. Edward Hanway entered into a retirement agreement with the Company, effective December 25, 2009, the official date of his retirement as chief executive officer and chairman of the board.  Mr. Hanway’s agreement sets forth customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions.  The agreement further confirms Mr. Hanway’s rights to previously earned or vested benefits, principally consisting of accrued benefits under qualified and supplemental pension and deferred compensation plans in which Mr. Hanway participates. Pursuant to the CIGNA Long-Term Incentive Plan and terms of the original grants, Mr. Hanway’s stock options will vest upon his retirement and will expire at their original terms.  The agreement provides for additional benefits consisting of payment in March 2010 of Mr. Hanway’s annual management incentive award in an amount equal to his 2009 annual incentive target of $2.5 million multiplied by the enterprise funding factor that the PRC will determine in February 2010.  As described in more detail in the Company’s 2009 proxy statement, the enterprise funding factor could range from 0-200%.  The agreement also provides for pro-rata payouts of Mr. Hanway’s outstanding SPU awards based upon service through the date of retirement.  Based upon the methodology used in CIGNA's 2009 proxy statement, the value of these SPU awards at target ($75 per unit) would be approximately $10.7 million.  The actual payment and timing of payout will be determined by the PRC in accordance with the terms of the CIGNA Long-Term Incentive Plan and those terms are described in more detail in the Company’s 2009 proxy statement.  Under the terms of the retirement agreement, Mr. Hanway will also be entitled to limited administrative support through December 31, 2010.

The form of Mr. Hanway’s retirement agreement is attached hereto as Exhibit 10.1, and the description of that agreement contained herein is qualified in its entirety by reference to the attached document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: December 9, 2009	By:	/s/ Nicole S. Jones
Nicole S. Jones
Deputy General Counsel and
Corporate Secretary

Index to Exhibits

Number	Description	Method of Filing

10.1	Form of Agreement and Release	Filed herewith.
dated December 9, 2009